UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2015
 _______________________________________
MARRIOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 380-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
On May 8, 2015, Marriott International, Inc. (“Marriott”) held its Annual Meeting of Shareholders. Marriott’s shareholders voted on the matters outlined in the 2015 Proxy Statement (“Proxy Statement”), filed with the Securities and Exchange Commission on April 7, 2015, as follows:

1.	Marriott’s shareholders elected eleven director nominees named in the Proxy Statement with the following votes:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
J.W. Marriott, Jr.	2,165,544,020	72,807,540	4,151,690	273,757,330
Mary K. Bush	2,168,611,490	66,246,350	7,645,410	273,757,330
Deborah M. Harrison	2,163,274,540	71,822,910	7,405,800	273,757,330
Frederick A. Henderson	2,155,526,900	77,277,450	9,698,900	273,757,330
Lawrence W. Kellner	2,145,012,870	88,311,690	9,178,690	273,757,330
Debra L. Lee	2,148,955,720	84,751,030	8,796,500	273,757,330
George Muñoz	2,162,938,910	70,875,930	8,688,410	273,757,330
Steven S Reinemund	2,164,570,080	68,320,090	9,613,080	273,757,330
W. Mitt Romney	2,201,257,330	32,450,570	8,795,350	273,757,330
Susan C. Schwab (1)	2,225,802,540	9,008,870	7,691,840	273,757,330
Arne M. Sorenson	2,213,126,140	23,824,660	5,552,450	273,757,330
(1)    The Board of Directors (the “Board”) appointed Susan C. Schwab to the Compensation Policy and Finance committees effective upon her election to the Board by shareholders.

2.	Marriott’s shareholders ratified the appointment of Ernst & Young LLP as Marriott’s independent registered public accounting firm for fiscal year 2015 with the following votes:

FOR	AGAINST	ABSTAIN
2,491,452,670	16,852,840	7,955,070

3.	Marriott’s shareholders approved the advisory resolution to approve the compensation of Marriott’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,181,380,870	43,454,380	17,668,000	273,757,330

4.	Marriott’s shareholders did not approve a shareholder resolution proposing that a simple majority voting standard be applied throughout Marriott’s governance documents with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
934,004,470	1,289,474,590	19,024,190	273,757,330

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: May 12, 2015	By:	/s/ Bancroft S. Gordon
Bancroft S. Gordon
Vice President, Senior Counsel and Corporate Secretary

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